Exhibit 21
VOLT INFORMATION SCIENCES, INC.
LIST OF SUBSIDIARIES

No.	Name (1)	Jurisdiction of Incorporation
1	14011 So. Normandie Ave. Realty Corp.	Nevada
2	500 South Douglas Realty Corp.	Delaware
3	Arctern Consulting Private Limited (2)	India
4	Arctern, Inc.	Virginia
5	Century Reprographics	California
6	DataComp Corporation	Pennsylvania
7	DataServ, Incorporated	Pennsylvania
8	DN Volt of Georgia, Inc.	Georgia
9	DN Volt, Inc.	Delaware
10	Fidelity National Credit Services Ltd.	California
11	Volt Europe Limited	United Kingdom
12	Information Management Associates, Inc.	Delaware
13	Maintech Europe Limited	United Kingdom
14	Maintech, Incorporated	Delaware
15	Nuco I, Ltd.	Nevada
16	Nuco II, Ltd.	Delaware
17	Nuco IV, Ltd.	Delaware
18	P/S Partner Solutions, Ltd.	Delaware
19	ProcureStaff Technologies, Ltd.	Delaware
20	Volt Consulting MSP Canada Ltd.	Canada
21	ProcureStaff India Private Limited	India
22	Volt Australia Pty. Limited	Australia
23	Shaw & Shaw, Inc.	Delaware
24	Sierra Technology Corporation	California
25	VIS Executive Search, Inc.	California
26	VMC Consulting Corporation	Delaware
27	VMC Consulting Europe Limited	United Kingdom
28	VMC Services India Private Limited	India
29	Volt Asia Enterprises (Malaysia) Sdn. Bhd.	Malaysia
30	Volt Asia Enterprises (Taiwan) Co. Ltd.	Taiwan
31	Volt Asia Enterprises, Ltd.	Delaware
32	Volt ATRD Corp.	Delaware
33	Volt Australia, Ltd.	Delaware
34	Volt Canada Inc.	Canada
35	Volt Consulting Group, Ltd.	Delaware
36	Volt Delta International B.V.	Netherlands
37	Volt Delta International Communications Ltd.	United Kingdom
38	Volt Delta International Pte, Ltd	Singapore
39	Volt Delta Resource Holdings, Inc.	Nevada
40	Volt Delta Resources of Mexico, S. de R.L. de C.V.	Mexico
41	Volt Delta Resources, Inc.	Delaware
42	Volt Directory Marketing, Ltd. (3)	Delaware
43	Volt Europe (Belgium) SPRL	Belgium
44	Volt Europe (Deutschland) GmbH	Germany

No.	Name (1)	Jurisdiction of Incorporation
45	Volt Europe (Espana) S.L.	Spain
46	Volt Europe (France) SARL	France
47	Volt Europe (Germany) GmbH	Germany
48	Volt Europe (Nederland) BV	Netherlands
49	Volt Europe (Switzerland) SA	Switzerland
50	Volt Europe Ceska Republika s.r.o	Czech Republic
51	Volt Europe Holdings Limited	United Kingdom
52	Volt Europe Slovakia s.r.o.	Slovakia
53	Volt Europe Temporary Services Limited	United Kingdom
54	Volt Funding Corp.	Delaware
55	Volt Gatton Holding, Inc.	Delaware
56	Volt Holding Corp.	Nevada
57	Volt Information Sciences (India) Private Limited (4)	India
58	Volt Maintech Limited	Hong Kong
59	Volt Management Corp.	Delaware
60	Volt Netherlands Holding BV	Netherlands
61	Volt Opportunity Road Realty Corp.	Delaware
62	Volt Orangeca Real Estate Corp.	Delaware
63	Volt Publications, Inc.	Delaware
64	Volt Reach, Inc.	Delaware
65	Volt Consulting Group Limited	United Kingdom
66	Volt Service Corporation Pte, Ltd.	Singapore
67	Volt Service K.K.	Japan
68	Volt Services Group (Netherlands) B.V.	Netherlands
69	Volt Telecommunications Group, Inc.	Delaware
70	VMC Volt Information Sciences BC, Inc	Canada

Footnotes

(1)
Except as noted, each named subsidiary is wholly owned, directly or indirectly by Volt Information Sciences, Inc., except that, in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors.

(2)	99.9% owned by Volt Asia Enterprises / 00.1% owned by Nuco I.

(3)	80% owned by Nuco II, Ltd / 20% owned by Market Access International.

(4)	99.99% owned by Volt Asia Enterprises / 00.01% owned by Nuco I.